                                   EXHIBIT C


                     PLEDGE AGREEMENT DATED AUGUST 15, 1996

                                    BETWEEN

                          HUNTER'S GLEN/FORD, LTD. AND

                           NATIONSBANK OF TEXAS, N.A.

NATIONSBANK
                                                      Date:  August 15, 1996

                                 PLEDGE AGREEMENT


====================================================================================================================================

BANK/SECURED PARTY:                                   PLEDGOR/DEBTOR:

NationsBank of Texas, N.A.                            Hunter's Glen/Ford, Ltd.
Banking Center:                                       200 Crescent Court, Suite 1350
                                                      Dallas, Texas  75201
901 Main Street
19th Floor                                            Dallas County
Dallas, Texas  75202

Dallas County

(Street address including county)                     (Name and street address including county)
====================================================================================================================================

Pledgor/Debtor is:   [  ] Individual   [  ] Corporation   [ X ] Partnership   [  ] Other

Address is Pledgor's/Debtor's:  [  ] Residence   [ X ] Place of Business [ ] Chief Executive Office if more than one place of business
====================================================================================================================================


This Pledge Agreement ("Agreement") contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.

1. SECURITY INTEREST. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor/Debtor (hereinafter referred to as "Pledgor") pledges, assigns and grants to Bank a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

2. COLLATERAL. The security interest is granted in the following collateral (the "Collateral"):

    A. DESCRIPTION OF COLLATERAL. The following investment property and/or securities, together with all investment property and/ or securities hereafter delivered to Bank in substitution therefor or in addition thereto: see Exhibit A attached hereto and incorporated herein by reference.

    B. PROCEEDS. All additions, substitutes and replacements for and proceeds of the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash, property or stock; interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral). Any investment property and/or securities received by Pledgor, which shall comprise such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for Bank and shall be delivered immediately to Bank. If no Event of Default has occurred and is continuing, Borrower may use any cash proceeds in its discretion; if an Event of Default has occurred and is continuing, then any cash proceeds shall be held in trust for Bank and shall be delivered immediately to Bank.

    C. DEPOSIT ACCOUNTS. The balance of every deposit account of Pledgor maintained with Bank and any other claim of Pledgor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, investment property, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Pledgor which at any time shall come into the possession or custody or under the control of Bank or any of its agents or affiliates, for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

3.  OBLIGATION.

    A. DESCRIPTION OF OBLIGATION. The following obligations ("Obligations") are secured by this Agreement:

        i. All debt arising under that certain Promissory Note (the "Promissory Note") in the principal face amount of $10,000,000.00 dated August 15, 1996 between Pledgor and Bank, and all renewals, extensions and rearrangements of the above;

        ii. All reasonable costs and expenses incurred by Bank, including attorney's fees, to obtain, preserve, perfect, enforce and defend this Agreement and maintain, preserve, collect and realize upon the Collateral, together with interest thereon at the lesser of (a) the highest rate allowed by law or (b) the Prime Rate (as defined in the Promissory Note) plus 4% per annum; and

        iii. All amounts which may be owed to Bank pursuant to all other loan documents executed in connection with the indebtedness described in subpart i. above.

In the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding involving an obligor of the Obligation other than Pledgor, Pledgor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

    B. USE OF PROCEEDS. The proceeds of any indebtedness or obligation secured by the Collateral may be used directly or indirectly to purchase or carry any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such "margin stock," or to reduce or retire any indebtedness incurred for such purpose or otherwise in a manner which would not violate Regulations G, T or U.

4. PLEDGOR'S WARRANTIES. Pledgor hereby represents and warrants to Bank as follows:

    A. FINANCING STATEMENTS. No financing statement covering the Collateral is or will be on file in any public office, except any financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

    B. OWNERSHIP. Upon the delivery to Bank of the stock certificate referenced on Exhibit A, Pledgor will own the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and payable and the security interest hereunder.

    C. POWER AND AUTHORITY. Pledgor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. PLEDGOR'S COVENANTS. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Pledgor, unless Bank otherwise consents in writing:

    A. OBLIGATION AND THIS AGREEMENT. Pledgor shall perform all of its agreements herein and in any other agreements between it and Bank.

    B. OWNERSHIP OF COLLATERAL. Pledgor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Pledgor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and payable and the security interest hereby created. Pledgor shall furnish to Bank on or before February 15th of each year proof of payment of any ad valorem taxes payable on the Collateral.

    C. BANK'S COSTS. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney's fees, legal expenses and expenses of sales. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Pledgor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Pledgor agrees to reimburse Bank on demand for any costs so incurred.

    D. INFORMATION AND INSPECTION. Pledgor shall (i) promptly furnish Bank any information with respect to the Collateral requested by Bank; (ii) allow Bank or its representatives to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; and
(iii) promptly furnish Bank or its representatives with any other information Bank may reasonably request.

    E. ADDITIONAL DOCUMENTS. Pledgor shall sign and deliver any papers furnished by Bank which are necessary or desirable in the judgment of Bank to obtain, maintain and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.

    F. NOTICE OF CHANGES. Pledgor shall notify Bank immediately of (i) any material adverse change in the Collateral, (ii) a change in Pledgor's residence or location, (iii) a material adverse change in any matter warranted or represented by Pledgor in this Agreement, or in any of the loan documents relating to the Obligation or furnished to Bank pursuant to this Agreement, and
(iv) the occurrence of an Event of Default (as defined herein) relating hereto.

    G. POSSESSION OF COLLATERAL. Pledgor shall deliver a copy of this Agreement (or other notice acceptable to Bank) to any broker, financial intermediary, or any other person in possession of any of the Collateral or on whose books the interest of Pledgor in the Collateral appears, and such delivery shall constitute notice to such person of Bank's security interest in the Collateral and shall constitute Pledgor's instruction to such person to note Bank's security interest on their books and records, or deliver to Bank certificates or other evidence of the Collateral promptly upon Bank's request. Pledgor shall deliver all investment securities and other instruments and documents which are a part of the Collateral and in Pledgor's possession to Bank immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to Bank.

    H. CHANGE OF NAME. Pledgor shall not change its name or change its partnership status.

    I. POWER OF ATTORNEY. Pledgor appoints Bank and any officer thereof as Pledgor's attorney-in-fact with full power in Pledgor's name and on Pledgor's behalf to do every act which Pledgor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Pledgor. Without limiting the generality of the foregoing, Bank shall have the right and power to receive, indorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

  The foregoing power of attorney may be exercised only after an Event of Default. Any person to whom the foregoing power of attorney is presented may rely conclusively as to the occurrence of an Event of Default upon Bank's written statement to such person that an Event of Default has occurred, and Pledgor agrees to fully and completely indemnify and hold harmless any such person so relying.

    J. OTHER PARTIES AND OTHER COLLATERAL. No renewal or extensions of or any other indulgence with respect to the Obligation or any part thereof, no modification of the document(s) evidencing the Obligation, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under any law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Pledgor waives any right that can be waived to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Pledgor to apply to the Obligation any such other security or proceeds thereof.

    K. WAIVERS BY PLEDGOR. Pledgor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Pledgor. Pledgor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Pledgor further waives any right of subrogation or to enforce any right of action against any other pledgor until the Obligation is paid in full.

    L. ADDITIONAL PROVISIONS. If one or more Riders to this Agreement are executed by Pledgor, the covenants and provisions of each such Rider shall be incorporated by reference into this Agreement (check applicable boxes).

    [ ] COLLATERAL MAINTENANCE RIDER: Pledgor agrees to maintain the Collateral in accordance with the terms of the Collateral Maintenance Rider attached hereto and made a part hereof for all purposes.

    [x] RULE 144 RIDER: The Collateral is comprised in whole or in part of control and/or restricted securities, which shall be subject to the additional terms and provisions described on the Rule 144 Rider attached hereto and made a part hereof for all purposes.

6.  RIGHTS AND POWERS OF BANK.

    A.  GENERAL.

        1. Bank, before or after an Event of Default, without liability to Pledgor, may release Collateral in its possession to Pledgor, temporarily or otherwise.

        2. Bank, during the continuance of an Event of Default, without liability to Pledgor, may: take control of proceeds, including stock received as dividends or by reason of stock splits; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use the same to reduce any part of the Obligation; exercise all other rights that an owner of the Collateral may exercise; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Bank shall not be liable for failure to collect any account or instruments, or for any other act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise.

    B. CONVERTIBLE COLLATERAL. During the continuance of an Event of Default, Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

7.  DEFAULT.

    A. EVENT OF DEFAULT. The term Event of Default is defined herein as defined in the Promissory Note.

    B. RIGHTS AND REMEDIES. If any Event of Default shall occur, then, in each and every such case, Bank may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligation, (d) notice of acceleration of all or any part of the Obligation, or (e) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under this Agreement, any other loan document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Bank's option:

        i. ACCELERATION. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

        ii. LIQUIDATION OF COLLATERAL. Sell, or instruct any agent or broker to sell, all or any part of the Collateral in a public or private sale, direct any agent or broker to liquidate all or any part of any account and deliver all proceeds thereof to Bank, and apply all proceeds to the payment of any or all of the Obligation in such order and manner as Bank shall, in its discretion, choose.

        iii. UNIFORM COMMERCIAL CODE. All of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code ("UCC") as adopted in the jurisdiction to which Bank is subject under this Agreement.

        iv. RIGHT OF SET OFF. Without notice or demand to Pledgor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Bank or by any of Bank's affiliates or correspondents to or for the credit of the account of Pledgor or any guarantor or indorser of Pledgor's Obligation.

Pledgor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed "commercially reasonable."

8. GENERAL.

    A. PARTIES BOUND. Bank's rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Pledgor shall be binding upon the successors and assigns of Pledgor.

    B. WAIVER. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default or Event of Default by Pledgor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default or Event of Default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the loan documents related to the Obligation, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

    C.  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

    D. DEFINITIONS. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict,
Article 8 and/or 9 definitions apply.

    E. NOTICE. Notice shall be deemed reasonable if mailed postage prepaid at least 5 days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Pledgor given above. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

    F. MODIFICATIONS. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Pledgor and Bank. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

    G. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision of any loan document related to the Obligation to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

    H. APPLICABLE LAW AND VENUE. This Agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of that State. It is performable by Pledgor in the county or city of Bank's address set out above and Pledgor expressly waives any objection as to venue in any such location. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

    I. FINANCING STATEMENT. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

    J. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

        i. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

        ii. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

    K. CONTROLLING DOCUMENT. To the extent that this Agreement conflicts with or is in any way incompatible with any other loan document concerning the Obligation, any promissory note shall control over any other document, and if such promissory note does not address an issue, then each other loan document shall control to the extent that it deals most specifically with an issue.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


BANK:  NATIONSBANK OF TEXAS, N.A.         PLEDGOR:

                                          HUNTER'S GLEN/FORD, LTD.
By:  /s/ Michele Huff
     -----------------------------
     Michele Huff
     Vice President, Private Client       By: FORD DIAMOND CORPORATION,
      Group                                    General Partner

                                          By: /s/ Gerald J. Ford
                                              --------------------------
                                              Gerald J. Ford, President
                                                                  ---------

                                          By: /s/ Gerald J. Ford,
                                              --------------------------
                                              GERALD J. FORD, General Partner

                                   EXHIBIT A


Liberte Investors Inc. common stock as follows:

_________ shares (Certificate No. ___________________)

CUSIP No. ____________________

                                 Rule 144 Rider


This Rule 144 Rider is made this 15th day of August, 1996 and is incorporated into and shall be deemed to supplement the Pledge Agreement ("Agreement") of the same date given by Pledgor to secure the Obligation to Bank. Terms used and not otherwise defined in this Rider which are defined in the Agreement have the meanings given them in the Agreement.

1. The securities listed on Exhibit A hereto, which Exhibit is made a part of this Rider and the Agreement for all purposes, are or may be deemed (check one or more boxes):

    [X]  Restricted securities

    [X]  Control securities

for purposes of Rule 144 of the General Regulations under the Securities Act of 1933 ("Rule 144") promulgated by the Securities and Exchange Commission. These securities ("Rule 144 Securities") comprise all or part of the Collateral held by Bank subject to the terms and conditions of the Agreement and this Rider.

2.  Pledgor covenants and agrees that:

    A. If Pledgor sells any securities of the same class or convertible into the same class of securities as the Rule 144 Securities, whether or not such securities are pledged hereunder, from the date hereof until the Obligation has been paid in full, then Pledgor will furnish the Bank with a copy of any Form 144 filed in respect of such sale. If any person, party or entity with whom it shall be deemed one "person" for purposes of Rule 144(a)(2), or any affiliate of Pledgor or any such person, party or entity (as the term "affiliate" is defined in Rule 144(a)(1)) sells any securities of the same class or convertible into the same class of securities as the Rule 144 Securities, whether or not such securities are pledged hereunder, from the date hereof until the Obligation has been paid in full, then Pledgor will use its best efforts to furnish the Bank with a copy of any Form 144 filed in respect of such sale.

    B. Pledgor will cooperate fully with Bank with respect to any sale by Bank of any of the Rule 144 Securities, including full and complete compliance with all requirements of Rule 144, and will give to Bank all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 for the complete and unrestricted sale and/or transfer of the Rule 144 Securities and will exercise its best efforts to have the issuer of such securities, upon the request of Bank, take all such action as may be required to satisfy the public information requirements of Rule 144(c).

    C. Pledgor will use its best efforts, upon Bank's written request, to obtain and publish all information necessary to satisfy Rule 144 in the event any issuer of the Rule 144 Securities is not current in its filings under the Securities Exchange Act of 1934, as amended, at the time of a foreclosure sale by Bank.





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

IN WITNESS WHEREOF, Pledgor has caused this Rider to be duly executed by its duly authorized representatives as of the date first above written.


BANK:  NATIONSBANK OF TEXAS, N.A.         PLEDGOR:

                                          HUNTER'S GLEN/FORD, LTD.
By:  /s/ Michele Huff
    --------------------------
    Michele Huff
    Vice President, Private Client        By: FORD DIAMOND CORPORATION,
     Group                                     General Partner

                                          By: /s/Gerald J. Ford
                                              ------------------------
                                              Gerald J. Ford, President
                                                              ---------

                                          By: /s/ Gerald J. Ford
                                              -------------------------
                                              GERALD J. FORD, General Partner



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